Exhibit 10.2

Standard Microsystems Corporation

Plan for Deferred Compensation in Common Stock

for Outside Directors

As Amended and Restated, effective May 22, 2009

1.	Purpose

The purpose of this Plan is to provide for deferred payment of certain portions of the compensation of Eligible Directors of Standard Microsystems Corporation, at their election, in accordance with the provisions hereof and to increase the proprietary interest of the Eligible Directors in the Corporation by tying the value of such deferred compensation to the performance of the Corporation’s Common Stock.

2.	Definitions

As used herein, the following terms shall have the meanings set forth below:

“Account” shall mean the Account established for a Participant pursuant to Section 4.
“Basic Retainer” shall mean, for each fiscal year of service, the sum of the quarterly cash fees paid in advance to an Eligible Director for service on the Board of Directors and any committee thereof on which the Eligible Director serves, excluding any per-meeting fee or expense reimbursement.

“Beneficiary” shall mean the person or persons designated by a Participant in accordance with Section 6 to receive any amount, or any shares of Common Stock, payable under this Plan by reason of the Participant’s death or incompetence.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Change in Control” shall mean a change in ownership or effective control of the Corporation, determined in accordance with Section 409A of the Code.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the persons appointed by the Board of Directors to administer this Plan in accordance with Section 8.

“Common Stock” shall mean the shares of Common Stock of the Corporation.

“Corporation” shall mean Standard Microsystems Corporation.

“Director” shall mean a member of the Board of Directors.

“Eligible Director” shall mean any individual who is a Director and who is not an employee of the Corporation or any of its subsidiaries.

“Market Value” shall mean, with respect to one share of Common Stock on any date (or if the Common Stock shall not have traded on that day, then the next succeeding business day on which the Common Stock shall have traded), the closing sale price of a share of Common Stock in the principal market in which the Common Stock trades (or if such price is not reported, the mean of the closing bid and asked prices).

“Participant” shall mean any Eligible Director who has made an election, or is deemed to have made an election, under Section 3 to defer any portion of his or her Basic Retainer.

“Phantom Share Unit” or “PSU” shall mean a notional unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share or the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

“Plan” shall mean this Plan for Deferred Compensation in Common Stock for Outside Directors, as amended from time to time.

“Second Effective Date” shall mean May 22, 2009.

“Separation from Service” shall have the meaning ascribed to it in Section 409A of the Code.

3.	Deferral Elections

(a)           Not later than December 1 of any year, an Eligible Director may make an election to defer pursuant to this Plan all or any portion of Basic Retainers earned and payable in subsequent fiscal years.

(b)           Notwithstanding the foregoing, within the 30-day period immediately following the date on which he/she becomes an Eligible Director, each Eligible Director may elect to defer 0, 50 or 100% of his/her future Basic Retainers earned and payable in the fiscal quarter following the fiscal quarter in which the election is made and thereafter.  Any portion of a Basic Retainer earned prior to the effectiveness of the Eligible Director’s initial election under this Plan shall be paid in cash and not deferred, except to the extent he/she is deemed to have made an election pursuant to Section 3(d).  If an Eligible Director shall fail or omit to file an election form within the period specified in this Section 3(b), he/she shall thereby be deemed to have elected that (i) 50% of his/her Basic Retainer shall be deferred and (ii) paid in a single lump sum payment upon his/her Separation from Service.

(c)           All deferral elections shall be made in accordance with the following:

(i)           A deferral election shall be made in writing, on a form provided by the Committee for such purpose.

(ii)           In the election form, the Eligible Director, shall specify that 0%, 50%, or 100% of such Eligible Director’s Basic Retainer shall be deferred.

(iii)           In the election form, the Eligible Director shall specify when he or she will receive the amounts in his/her General Account (as defined hereafter) and his/her Dividend Equivalent Subaccount (as defined hereafter).  The Eligible Director may elect to receive such amounts in a lump sum payment upon Separation from Service or as a series of substantially equal installment payments on a fixed schedule over a period of up to ten years following his/her Separation from Service.

(d)           Each Eligible Director’s deferral election(s) made pursuant to Section 3(a) or 3(b) shall remain in effect throughout any period in which such Eligible Director shall be an Eligible Director; provided that, at any time, a Participant may make a subsequent election to change the timing of the payment(s) of the amounts previously accrued in his/her Account and/or amounts to be accrued in his/her Account within the same fiscal year in which the subsequent deferral election is made, by submitting such request in writing on a form provided by the Committee for such purposes.  Any subsequent deferral election shall only apply (i) to the extent the election is made at least 12 months prior to the date the first payment under this Plan would otherwise have been made and (ii) to the extent that the subsequent election provides for an additional deferral of at least five years for each payment from the date on which such payment otherwise would have been made pursuant to the election made in accordance with Section 3(c)(iii) above or, for those Directors who were Participants prior to the Second Effective Date, five years from the date of Separation from Service (which is the date all amounts in the Account would have otherwise been made).  In the event that a subsequent deferral election fails to meet the requirements of (i) and/or (ii) in the preceding sentence, the Participant’s previous elections shall remain in full force and effect.

4.	Accounts

For each Participant, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account to reflect the Participant’s interest under this Plan.  Records of each Account shall distinguish between PSUs credited in connection with the Corporation’s issuance of a dividend on its Common Stock (the “Dividend Equivalent Subaccount”), and all other PSUs credited to the Account (the “General Account”).  The Account so established shall be maintained in accordance with the following:

(a)           On the fifteenth day of the second month of each fiscal quarter of service as an Eligible Director, a Participant’s General Account shall be credited with a number of PSUs (including any fractional PSU rounded to one decimal place) that shall equal the product obtained by multiplying (i) the percentage elected pursuant to Section. 3 by (ii) the quotient obtained by dividing (x) one-quarter of such participant’s Basic Retainer (prorated, however, for actual period of service during such fiscal quarter subsequent to the Participants election to defer hereunder), by (y) the Market Value on the fifteenth day of the second month of such fiscal quarter.

(b)           A Participant’s interest in his or her Account shall be fully vested and nonforfeitable at all times.

(c)           As of each date on which the Corporation pays a dividend on its Common Stock, each Participant’s Dividend Equivalent Subaccount shall be credited with additional PSUs, the number of which shall be determined by (i) multiplying the number of PSUs in the Participant’s Account on the record date for such dividend by the per-share amount of the dividend so paid, and (ii) dividing the amount determined pursuant to clause (i) by the Market Value of one share of Common Stock on the dividend payment date.1

(d)           In the event of any change in the Common Stock occurring by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares represented by PSUs shall be appropriately adjusted to reflect such change in such manner as the Committee, in its sole discretion, may deem appropriate.  The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 4(d), and such adjustment shall be effective and binding for all purposes of this Plan.

5.	Payment of Account Balances

Payment with respect to a Participant’s Account shall be made in accordance with the following:

(a)           A Participant’s Account shall become payable in accordance with the Participant’s election pursuant to Section 3 above.  Such payment(s) shall be made to the Participant or the Participant’s Beneficiary, as the case may be.  On each elected payment date, the Corporation shall make payment by issuing in the name of such Participant or Beneficiary a number of shares of Common Stock, rounded down to the nearest whole number,  equal to the percentage of the total number of PSUs in the General Account and the percentage of the total number of PSUs in the Dividend Equivalent Sub Account, each as of the date of payment, as elected by the Participant pursuant to Section 3, provided that the balance of the Account will be paid in full on the last elected payment date.  The Corporation shall continue to maintain an Account on behalf of the Participant and the Participant shall continue to receive additional PSUs pursuant to Section 4(c) until all amounts in the Account have been distributed pursuant to the terms of the Plan.

(b)           Notwithstanding any other provision in this Section 5 to the contrary, the entire balance of each Participant’s Account shall become immediately due and payable in shares of Common Stock upon the occurrence of a Change in Control, as hereinafter defined.  Payment with respect to such balance shall be in a number of whole shares of Common Stock determined as provided in Section 5(a), substituting the occurrence of such Change in Control for the date of termination of a Participant’s service as a Director.   Payment shall be made as soon as practicable, and in any event within 10 days, after the occurrence of such Change in Control.

(c)           There shall be deducted from the amount of any payment otherwise required to be made under this Plan all federal, state and local taxes required by law to be withheld with respect to such payment.

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1 WS: Confirm calculation.

6.	Designation and Change of Beneficiary

Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, including shares of Common Stock, payable under this Plan by reason of the Participant’s death or incompetency.  A Participant may, from time to time, revoke or change his or her Beneficiary designation, without the consent of any previously designated Beneficiary, by filing a new written designation with the Committee.  The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless delivered to the Committee prior to the Participant’s death or incompetency, and in no event shall it be effective as of a date prior to such delivery.  If at the date of a Participant’s death or incompetency, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 6, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under this Plan by reason of the Beneficiary’s death or incompetency, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of this Plan.

7.	Rights of Participants

A Participant’s rights and interests under this Plan shall be subject to the following provisions:

(a)           A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under this Plan.  This Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein.  It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

(b)           The Corporation may, but shall not be required to, establish a trust to assist it in funding any of its payment obligations under this Plan.  If any such trust is established, all of the assets of the trust shall, at all times prior to payment to Participants, remain subject to the claims of the Corporation’s creditors; and no Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the trust. Any trust so established shall also contain such other terms and provisions as will permit the trust to be treated as a “grantor trust”, of which the Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code (or any successor provisions).  If any such trust is established, the Corporation shall be relieved of its obligation hereunder to pay any amounts or shares of Common Stock to any Participant or Beneficiary, to the extent that such amounts or shares are paid to the Participant or Beneficiary from such trust.

(c)           A Participant’s right to payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

8.	Administration

(a)           This Plan shall be administered by or under the direction of the Compensation Committee of the Board of Directors (the “Committee”).

(b)           All decisions, actions or interpretations of the Committee under this Plan shall be final, conclusive and binding upon all parties.

(c)           No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, or director of the Corporation or any of its subsidiaries to whom any duty or power relating to the administration or interpretation of this Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with this Plan unless arising out of such person’s own fraud or bad faith.

(d)           Any instrument may be delivered to the Committee by certified mail, return receipt requested, addressed to the Committee at the principal executive office of the Corporation.  A copy of any instrument so delivered shall similarly and simultaneously be mailed to the Secretary of the Corporation.  Delivery shall be deemed complete on the third business day after such mailing in New York, New York or Hauppauge, New York.

(e)           There are reserved for issuance pursuant to this Plan, 100,000 shares of Common Stock.

9.	Amendment or Termination

(a)           The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate this Plan or any portion thereof at any time; provided, however, that no amendment of this Plan shall deprive any Participant of any right to receive payment due him or her under the terms of this Plan as in effect prior to such amendment without his or her written consent and provided further that any such amendment or termination shall comply with the requirements of Section 409A of the Code.

(b)           Any amendment that the Board of Directors would be permitted to make pursuant to the preceding paragraph may also be made by the Committee where appropriate to facilitate the administration of this Plan or to comply with applicable law or any applicable rules and regulations of governing authorities, provided that the cost of this Plan to the Corporation is not materially increased by such amendment.

10.	Compliance with Section 409A of the Code.

(a)           This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that any deferral hereunder is subject to Section 409A of the Code, it shall be deferred and paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”).  Any provision of this Plan that would cause a deferral or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by the Guidance).

(b)           It is intended that each installment, if any, of the payments provided to the Participant hereunder shall be treated as a separate “payment” for purposes of Section 409A of the Code.  Notwithstanding anything herein to the contrary, neither the Corporation nor the Participant shall have the right to accelerate or defer the delivery of any such payment except to the extent specifically permitted or required by Section 409A of the Code.

(c)           Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Corporation be liable for any taxes or penalties owed as a result of the failure of the Plan or any deferral or payment made hereunder to comply with Section 409A.

11.	Successor Corporation

The obligations of the Corporation under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation.  The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under this Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

12.	Effective Date

This Plan was adopted March 4, 1997 and initially became effective immediately following the 1997 annual meeting of the stockholders of the Corporation.  The Amended and Restated Plan shall be effective as of May 22, 2009.

13.	Governing Law

The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of New York.